SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):

                                December 1, 1997



                            AXENT TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


      Delaware                   000-28100                 87-0393420
(State of Incorporation)   (Commission File Number)       (IRS Employer
                                                        Identification No.)




                       2400 Research Boulevard, Suite 200
                            Rockville, Maryland 20850
               (Address of principal executive offices) (Zip Code)



                                 (301) 258-5403
                         (Registrant's telephone number)



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Item 5.  Other Events.

         On December 1, 1997, AXENT Technologies, Inc. ("AXENT") and Raptor Systems, Inc. ("Raptor") announced that they have entered into an Agreement and Plan of Merger dated as of December 1, 1997 (the "Merger Agreement"), which is filed herewith, pursuant to which Axquisition Two, Inc., a wholly-owned subsidiary of AXENT, will merge with and into Raptor (the "Merger") .

         Under the terms of the Merger Agreement, each outstanding share of Raptor common stock will be exchanged for .8 of a share of AXENT common stock, outstanding Raptor stock options will be exchanged for AXENT stock options (adjusted for the exchange ratio) and Raptor will become a wholly-owned subsidiary of AXENT. The transaction will be accounted for as a pooling of interests. The Merger, which is expected to be consummated in February 1998, is subject to customary closing conditions, regulatory approvals and the approval of the shareholders of AXENT and Raptor. Pending filing and clearance of requisite proxy materials with the Securities and Exchange Commission, neither company has set a date for a special meeting of its shareholders to approve the merger.

         AXENT and Raptor issued a joint press release announcing the Merger on December 1, 1997, which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)      Exhibits.

     2.1 Agreement and Plan of Merger dated December 1, 1997 by and among AXENT Technologies, Inc., Axquisition Two, Inc. and Raptor Systems, Inc.*

     99.1 Joint press release of AXENT Technologies, Inc. and Raptor Systems, Inc. dated December 1, 1997.

     * The Registrant will supply the Securities and Exchange Commission upon request with copies of any exhibit or Schedule to Exhibit 2.1 which is not included herein.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  December 5, 1997                            AXENT Technologies, Inc.



                                            /s/ John C. Becker
                                     By:    John C. Becker
                                     Title: Chief Executive Officer



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                                  EXHIBIT INDEX


     2.1 Agreement and Plan of Merger dated December 1, 1997 by and among AXENT Technologies, Inc., Axquisition Two, Inc. and Raptor Systems, Inc.*

     99.1 Joint press release of AXENT Technologies, Inc. and Raptor Systems, Inc. dated December 1, 1997.

     * The Registrant will supply the Securities and Exchange Commission upon request with copies of any exhibit or Schedule to Exhibit 2.1 which is not included herein.


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